Exhibit 99.2

Sunshine Biopharma Inc. Announces Closing of $2.46 Million Registered Direct Offering

FORT LAUDERDALE, FL, APRIL 3, 2025 (ACCESS NEWSWIRE) -- Sunshine Biopharma Inc. (NASDAQ: SBFM) (the “Company”), a pharmaceutical company offering and researching life-saving medicines in a variety of therapeutic areas including oncology and antivirals, today announced the closing of the previously announced registered direct offering with institutional investors of approximately $2.46 million of shares of Common Stock and pre-funded warrants at a price of $2.07 per share of Common Stock. The entire transaction was priced at the market under Nasdaq rules.

The offering consisted of the sale of 1,188,404 shares of Common Stock (or Pre-Funded Warrants). The price per Common Share was $2.07 (or $2.06999 for each Pre-Funded Warrant, which is equal to the offering price per share of Common Stock sold in the offering minus an exercise price of $0.00001 per Pre-Funded Warrant). The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until exercised in full.

The Company received aggregate gross proceeds from the offering of approximately $2.46 million. The transaction closed on April 3, 2025. The Company expects to use the net proceeds from the offering for general corporate purposes and working capital.

Aegis Capital Corp. acted as exclusive placement agent for the offering. Sichenzia Ross Ference Carmel LLP acted as counsel to the Company. Kaufman & Canoles, P.C. acted as counsel to Aegis Capital Corp.

The registered direct offering was made pursuant to an effective shelf registration statement on Form S-3 (No. 333-284142) previously filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on January 15, 2025. A final prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC and is available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sunshine Biopharma Inc.

Sunshine Biopharma currently has 70 generic prescription drugs on the market in Canada and 13 additional drugs scheduled to be launched in the remainder of 2025. Among the new drugs to be launched is NIOPEG®, a biosimilar of NEULASTA®. Like NEULASTA®, NIOPEG® is a long-acting form of recombinant human granulocyte colony-stimulating factor (filgrastim). It is indicated to decrease the incidence of infection in patients with non-myeloid malignancies receiving anti-neoplastic therapy. In addition, Sunshine Biopharma is conducting a proprietary drug development program which is comprised of (i) K1.1 mRNA, an mRNA-Lipid Nanoparticle targeted for liver cancer, and (ii) PLpro protease inhibitor, a small molecule for treatment of SARS Coronavirus infections. For more information, please visit: www.sunshinebiopharma.com.

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Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For additional information, please contact:

Mr. Camille Sebaaly, CFO

Direct Line: 514-814-0464

camille.sebaaly@sunshinebiopharma.com

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